EXHIBIT 99

HENLEY HEALTHCARE, INC                                              NEWS RELEASE

COMPANY CONTACT
James L. Sturgeon, Chief Financial Officer
Henley Healthcare, Inc
281.276.7000

FOR IMMEDIATE RELEASE

HENLEY HEALTHCARE ANNOUNCES NEW PRESIDENT AND CEO

SUGAR LAND, TEXAS, FEBRUARY 20, 2001- HENLEY HEALTHCARE, INC. (NASDAQ: HENL) today announced that the Board of Directors has appointed Len de Jong as its President and Chief Executive Officer effective February 9, 2001. Mr. de Jong was appointed a director effective January 1, 2001. Mr. de Jong also serves as the President and Chief Executive Officer of the Company's subsidiary, Enraf-Nonius B.V. Enraf-Nonius, which is located in Delft, The Netherlands, is a worldwide producer and supplier of products and services in the field of physiotherapy and active rehabilitation. Enraf-Nonius expects to report gross revenues of approximately $35,000,000 for the year-ended
December 31, 2000.    Mr. de Jong replaced Dr. Pedro A. Rubio who was serving
as Interim-President and Chief Executive Officer. Dr. Rubio will continue to serve as Chairman of the Board of Directors of the Company.

NASDAQ SMALLCAP MARKET

      The Company previously received notice from Nasdaq that its common stock would be delisted from the Nasdaq SmallCap Market for failure to maintain a minimum bid price of $1.00. Following the appeal by the Company to the Nasdaq Listing Qualifications Panel with respect to the delisting of its common stock from the Nasdaq SmallCap Market, the Company received notification from Nasdaq of its failure to maintain the minimum net tangible assets requirement as established by Nasdaq. In light of the Company's inability to satisfy the net tangible assets requirement, the Company has determined not to appeal the decision by Nasdaq to remove the Company's common stock from listing on the Nasdaq SmallCap Market. Therefore, the Company's common stock will be delisted.

      The Company will apply to have its common stock traded on the OTC Bulletin Board. Delisting from the Nasdaq SmallCap Market may adversely affect the market price and liquidity of the common stock and may subject the common stock to the "penny stock rules" contained in Section 15(g) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder. In addition, the Company may incur significant monetary penalties under the terms of its Series B and Series C Preferred Stock due to the delisting of its common stock.

FINANCIAL CONDITION

      As a result of the Company's financial performance, the Company has limited working capital and has defaulted on the indebtedness owed to Comerica Bank-Texas, which is now due and payable in full. The Company expects to report significant operating losses with respect to its U.S. operations for the year ended December 31, 2000, and to continue to incur significant operating losses relating to its U.S. operations. In addition, the Company has a substantial amount of outstanding indebtedness, including unpaid vendor obligations.

      In light of the Company's continuing losses, it is unlikely that the Company will be able to generate sufficient funds from operations to cure its default under the credit facility or to reduce its working capital deficit. The Company is reviewing all aspects of its business and capital structure with the objective of restructuring the Company such that it can reduce its outstanding indebtedness and improve its working capital position. A restructuring of the Company would likely include the sale of the Company's United States assets and require additional equity or debt financing, which may include repaying certain

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outstanding indebtedness with equity. In connection with any such financing or restructuring, the Company may be required to issue securities that substantially dilute the interests of the Company's shareholders. There can be no assurances that any such restructuring or financing will occur. In the event the Company is unable to restructure its outstanding indebtedness and secure additional financing, the Company will not have the funds to satisfy its liquidity needs and may be required to seek protection under federal bankruptcy laws.

      THE COMPANY, A LEADER IN THE GROWING PAIN MANAGEMENT INDUSTRY, DEVELOPS, MANUFACTURES AND DISTRIBUTES PRODUCTS AND RELATED ACCESSORIES USED IN THE CONTROL OF ACUTE OR CHRONIC PAIN. THE COMPANY OFFERS A DIVERSIFIED LINE OF NON-INVASIVE PHYSICAL MEDICINE AND REHABILITATION PRODUCTS THAT ARE USED IN THE TREATMENT OF DISABILITIES OR INJURIES WITH THERAPEUTIC EXERCISE AND THE APPLICATION OF VARIOUS HEAT, FLUIDOTHERAPY(R), TRACTION, ULTRASOUND OR OTHER MODALITIES. FOR ADDITIONAL INFORMATION ON THE COMPANY PLEASE VISIT THE COMPANY'S WEB SITE AT HTTP://WWW.HENLEYHEALTHCARE.COM.

FORWARD LOOKING STATEMENTS

This report includes certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. Such forward-looking statements are subject to certain risks, uncertainties and other factors, which could cause actual results to differ materially from those currently anticipated, including the risks and uncertainties set forth from time to time in the Company's public reports and filings and other public statements. Readers are cautioned to consider these risks and uncertainties and not place undue reliance on these forward-looking statements. By making these forward-looking statements, The Company undertakes no obligation to update these statements for revisions or changes after the date of this report.

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